EXHIBIT 10.13.2
     XXXXX INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Teva Pharmaceuticals Curaçao N.V.
Schottegatweg Oost 29 D
Curaçao
Netherlands Antilles
March 24, 2005
Barry R. Edwards
Chief Executive Officer
Impax Laboratories, Inc.
121 New Britain Boulevard
Chalfont, PA 18914
Re:	Results Under Strategic Alliance Agreement, As Amended (“Agreement”) for the Three Months and Year Ended December 31, 2004
Dear Barry:
Teva Pharmaceuticals Curacao N.V. (“Teva Curacao”), hereby certifies to Impax Laboratories, Inc. (“Impax”) that the amounts shown on the attached report (“Report”) with respect to the Net Sales and Impax Margin under the Agreement for the three months and year ended December 31, 2004, are complete and accurate based on the information available to Teva Curacao at the time of preparation of the Report. In addition, Impax agrees to make payment to Teva Curacao in the amount of XXXXX US Dollars (US $XXXXX) for the remaining estimated 2004 returns exposure (which payment shall be due within thirty (30) days following the receipt by Impax of an invoice). Neither Teva Curacao nor Impax shall make any further claim, demand for payment, adjustment or change with respect to the Net Sales or Impax Margin set forth in the Report.
Capitalized terms used in this letter and not otherwise defined have the respective meanings set forth in the Agreement.
Please sign below as your acknowledgement of the above, and return a signed copy of this letter to my attention.

Impax Laboratories Inc		Teva Pharmaceuticals Curacao N.V.

By:	/s/ Barry R. Edwards	By:	/s/ Ido Weinstein

Ido Weinstein Managing Director

Date: March 28, 2005		Date: March 29, 2005